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                                                                   EXHIBIT 10(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment to the registration statement
on Form N-4 (the "Registration Statement") of our report dated March      ,
2000, relating to the financial statements of the Discovery Select Variable Annuity Subaccounts of the Pruco Life Flexible Premium Variable Annuity Account, which appears in such Statement of Additional Information.


We also consent to the use in the Statement of Additional Information
constituting part of this Registration Statement of our report dated March    ,
2001, relating to the consolidated financial statements of Pruco Life Insurance Company and Subsidiaries, which appears in such Statement of Additional Information.


We also consent to the reference to us under the heading "Experts" in the Statement of Additional Information.

PRICEWATERHOUSECOOPERS LLP



New York, New York
April 23, 2001